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                     FLEMING COMPANIES, INC.
                    SUPPLEMENTAL INCOME TRUST

          THIS AGREEMENT FOR THE FLEMING COMPANIES, INC. SUPPLEMENTAL INCOME TRUST (the "Trust Agreement") made as of this 16th day of March, 1995, by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and BANCOKLAHOMA TRUST COMPANY, an Oklahoma corporation (the "Trustee"). This Trust Agreement provides for the establishment of a trust to be known as the "Fleming Companies, Inc. Supplemental Income Trust" (hereinafter called the "Trust") to provide a source for payments required to be made under the contracts, agreements and plans listed on Exhibit "A" as amended from time to time (the "Plans") entered into between the Company and certain of its key management associates (the "Participants").

          WHEREAS, Company has adopted the Plans listed on Exhibit
A;

          WHEREAS, Company has incurred or expects to incur liability under the terms of the Plans; and

          WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

          WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



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          Section 1. ESTABLISHMENT OF TRUST

          (a) Company hereby deposits with Trustee, in trust, One Hundred Dollars ($100.00), which constitutes the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a change of control, as such term is defined in the Plans ("Change of Control").

          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and their beneficiaries and the general creditors of Company and its subsidiaries as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company or its subsidiaries whichever is the actual employer of the Participants. Any assets held by the Trust will be subject to the claims of general creditors of the Company or its subsidiaries under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee (which may not include securities issued by Company or its subsidiaries) as provided in this Trust Agreement. In addition, Company may designate such Plans and Participants to be entitled to receive any payments from the amounts so deposited, provided, such payments shall only be made in accordance with the terms and provisions of the designated Plans. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

          (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than sixty (60) days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Participants or their beneficiaries the benefits to which the Participants or their beneficiaries would be entitled pursuant to the terms of the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its subsidiaries (the "Supplemental Plan") as of the date on which the Change of Control occurred assuming the

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Participants have each been terminated other than for "cause" (as such term is defined in the Supplemental Plan ), death or disability or the Participants terminate their employment for "good reason" as such term is defined in the Supplemental Plan.

Section 2.  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

          (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries) and provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined in accordance with the terms of the Plans by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

          (c) Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient. Trustee shall not be responsible for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits directly to Participants or their beneficiaries by Company.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
BENEFICIARY WHEN COMPANY IS INSOLVENT.

          (a) Trustee shall cease payment of benefits to Participants and their beneficiaries if Company is Insolvent.
Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become

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due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

               (2)  Unless Trustee has actual knowledge of
Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

               (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors, including the Participants. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

               (4) Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

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Section 4.  PAYMENTS TO COMPANY.

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans.

Section 5.  INVESTMENT AUTHORITY.


          (a) Trustee may not invest in or hold securities issued by Company or its subsidiaries. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants. Dividend rights with respect to Trust assets will rest with the Trust. All investment decisions with regard to the investment and reinvestment of the Trust assets will be made by Trustee.

          (b) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust, provided the asset or assets substituted is acceptable to Trustee. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

          (c) Trustee, at its own discretion where Trustee has discretion with respect to investments under this Trust Agreement or applicable law or upon the direction of any person authorized to direct investments under this Trust Agreement, including but not limited to, an investment manager or Company, may invest in the securities of any open-end or closed-end investment management trust or company registered under the Investment Company Act of 1940, as amended from time to time, to the maximum extent permitted by the laws of the State of Oklahoma. Such securities include but are not limited to securities for which Trustee or any of its subsidiaries or affiliated companies serves as an investment advisor, sponsor, distributor, custodian, transfer agent, administrator, registrar, or otherwise.

Section 6. - DISPOSITION OF INCOME.

          During the term of this Trust, all income received by the Trust, net of expenses, payments to Participants and taxes, shall be accumulated and reinvested by Trustee.

Section 7.  ACCOUNTING BY TRUSTEE.

          Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions

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required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty
(60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  RESPONSIBILITY OF TRUSTEE.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different

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form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f)  However, notwithstanding the provisions of Section
8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          (h) Trustee shall not be responsible for tax return preparation or filing, nor any reporting to any governmental agency of income earned, but not distributed.

Section 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

          Company shall pay all of Trustee's fees and expenses as well as administrative expenses attributable to the Trust. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

          (c) Upon a Change of Control, Trustee may not be removed by Company for five (5) years.

          (d) If Trustee resigns or is removed within five (5) years of a Change of Control, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

          (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with section 11 hereof, as of the

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effective date of resignation or removal under paragraphs (a) or
(b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.

Section 11.  APPOINTMENT OF SUCCESSOR.

          If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.


Section 12.  AMENDMENT OR TERMINATION.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of all Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

          (d) This Trust Agreement may not be amended by Company for five (5) years following a Change of Control without the consent of all Participants.

Section 13.  MISCELLANEOUS.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated,

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assigned (either at law or in equity), alienated, pledged,
encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Oklahoma.

Section 14. EFFECTIVE DATE.

          The effective date of this Trust Agreement shall be as of the date hereof.

                                FLEMING COMPANIES, INC., an
                                Oklahoma corporation


                                By: /s/ Larry A. Wagner
                                   --------------------------------------
                                    Larry A. Wagner, Senior Vice
                                    President-Associate Support

                                             "COMPANY"


                                BANCOKLAHOMA TRUST COMPANY


                                By:  /S/ Ellen D. Fleming
                                    ------------------------------------
                                    Name:  Ellen D. Fleming
                                    Title: Senior Vice President
                                           & Senior Trust Officer

                                              "TRUSTEE"

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                           EXHIBIT "A"

                               TO
                     FLEMING COMPANIES, INC.
         AMENDED AND RESTATED SUPPLEMENTAL INCOME TRUST


1. Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its subsidiaries.

2. Agreements for Supplemental Retirement Income together with all amendments thereto entered into by the Company under the Amended and Restated Supplemental Retirement
          Income Plan of Fleming Companies, Inc. and Its subsidiaries.

3. Severance Agreements containing provisions requiring payments upon a change of control together with all amendments thereto entered into by the Company and certain key associates.

4. Employment Agreements containing provisions requiring payments upon a change of control together with all amendments thereto entered into by the Company and certain key executives.

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